EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         HI-RISE RECYCLING SYSTEMS, INC.

                    Original Articles of Incorporation filed
                     with the Florida Department of State on

                                   May 9, 1990

         On June 1, 1993, the Board of Directors and the shareholders of Hi-Rise Recycling Systems, Inc. (the "Corporation"), duly adopted the following Amended and Restated Articles of Incorporation pursuant to the provisions of Sections 607.0704, 607.1003 and 607.1007 of the Florida Business Corporation Act:

                                    ARTICLE I
                                      Name

         The name of the Corporation is Hi-Rise Recycling Systems, Inc. (hereinafter called the "Corporation").


                                   ARTICLE II
                                Principal Office

         The address of the principal office and the mailing address of the Corporation is 50 Northeast 39th Street, Miami, Florida 33137.

                                   ARTICLE III
                                  Capital Stock

         The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is eleven million (11,000,000), consisting of (i) ten million (10,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         The designations and the preferences, limitations and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A.       Provisions Relating to the Common Stock.

         1.       Voting Rights.

                  (a) Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred

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Stock, as provided in Section B of this Article III, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  (b) The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.

         2. Dividends. Except as otherwise provided by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the holders of the Common Stock shall be entitled to receive when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         3. Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the remaining assets of the Corporation shall be distributed pro-rata to the holders of the Common Stock.

B.       Provisions Relating to the Preferred Stock.

         1. General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

         2. Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  (b) the number of shares to constitute the class or series and the designations thereof;

                  (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

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

                  (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

C.       Share Reclassification.

         On the date of filing of these Amended and Restated Articles of Incorporation with the Department of State of the State of Florida, each issued and outstanding share of the Corporation's previously authorized common stock, par value $.01 per share (the "Old Common Stock"), shall thereby and thereupon be classified and converted into 1,260.504 validly issued, fully paid and nonassessable shares of Common Stock reflecting a conversion ratio of 1,260.504:1. Each certificate that heretofore represented shares of Old Common Stock shall now represent the number of shares of Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of each such certificate or certificates, a new certificate or


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

certificates evidencing and representing the number of shares of Common Stock to which such person is entitled.

                                   ARTICLE IV
                                    Directors

         The Board of Directors of the Corporation shall consist of at least one Director, with the exact number of Directors to be fixed from time to time in the manner provided in the Company's Bylaws.

                                    ARTICLE V
                     Registered Office and Registered Agent

         The Street address of the Corporation's registered office in the State of Florida is 50 Northeast 39th Street, Miami, Florida 33137, and the name of its registered agent at such address is Mark D. Shantzis.

                                   ARTICLE VI
                                 Indemnification

         This Corporation shall indemnify and shall advance expenses on behalf of its Officers and Directors to the fullest extent not prohibited by law either now or hereafter.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 7th day of July, 1993.

                                    HI-RISE RECYCLING SYSTEMS, INC.



                                    By:. /s/ Mark D. Shantzis
                                         ---------------------------
                                          Mark D. Shantzis
                                          Chairman of the Board and
                                          Chief Executive Officer

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
                              ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                         HI-RISE RECYCLING SYSTEMS, INC.

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, Hi-Rise Recycling Systems, Inc. (the "Corporation") adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation, Charter Number L71375, filed with the Florida Secretary of State on July 9, 1993 (the original Articles of Incorporation were filed with the Florida Secretary of State on May 9, 1990):

         1. In accordance with Section 607.1003 of the Florida Business Corporation Act, the following Amendment to the Amended and Restated Articles of Incorporation was adopted by all of the Directors of the Corporation and by a majority of shareholders of the Corporation entitled to vote on July 7, 1999. The number of votes cast by the shareholders was sufficient for approval.
Article III of the Corporation's Articles of Incorporation is hereby deleted In its entirety and replaced by the following provision, which shall be and is the new Article III of the Articles of corporation:

                                   ARTICLE III
                                  Capital Stock

         The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is fifty one million (51,000,000), consisting of (i) fifty million (50,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         The designations and the preferences, limitations and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A.       Provisions Relating to the Common Stock.

         1.       Voting Rights.

                  (a) Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  (b) The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.

         2. Dividends. Except as otherwise provided by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the holders of the Common Stock shall be entitled to receive when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         3. Liquidating Distributions. Upon any, liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision (or payment of the debts and other liabilities of the Corporation, and except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class, or series of Preferred Stock, as provided in Section B of this Article III, the remaining assets of the Corporation shall be distributed pro-rata to the holders of the Common Stock.

B.       Provisions Relating to the Preferred Stock.

         1. General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

         2. Preference. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  (b) the number of shares to constitute the class or series and the designations thereof;

                  (c) the preferences and relative, participating. optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares (or retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

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

                  (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or Involuntary dissolution of, or upon any distribution of the assets at the Corporation;

                  (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or- the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         2. Except as hereby amended, the Amended and Restated Articles of incorporation of the Corporation shall remain the same.

         1N WITNESS WHEREOF, the undersigned, being the Chief Financial Officer of the Corporation, has executed these Articles of Amended and Restated Articles of Incorporation of Hi-Rise Recycling Systems, Inc. this 27th day of June, 2000.

                              Hi-Rise Recycling Systems, Inc.,
                                 a Florida Corporation



                           By: /s/ Brad Hacker
                               ------------------------------------
                               Brad Hacker, Chief Financial Officer

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